Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amalgamation	de fusion

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Xplore Technologies Corp.	373610-5
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canadian Business Corporation Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que le société susmentionnée est issue d’une fusion, en virtue de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Director — Directeur	March 25, 2000 / le 25 mars 2000
Date of Amalgamation — Date de fusion

Industry Canada	FORM 9
Canada Business	ARTICLES OF AMALGAMATION
Corporations Act	(SECTION 185)

1.          Name of amalgamated corporation:

Xplore Technologies Corp.

2.          The place in Canada where the registered office is to be situated:

Mississauga, Ontario

3.          The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation shall be authorized to issue an unlimited number of common shares.

4.          Restrictions, if any, on share transfers:

None

5.          Number (or minimum and maximum number) of directors:

Minimum of one (1), Maximum of seven (7)

6.          Restrictions, if any, on business the corporation may carry on:

None

7.          Other provisions, if any:

The directors may appoint one or more additional directors of the Corporation in accordance with the Canada Business Corporations Act.

8.               The amalgamation has been approved pursuant to the section or subsection of the Act which is indicated as follows:

☐  183

☒  184(1)

☐  184(2)

9.

Name of the amalgamating corporations	Corporation No.	Signature	Date	Title

Xplore Technologies Corp.	176653-8	/s/ Brian Groh	March 25, 2000	President

3736091 Canada Ltd.	3736091	/s/ Brian Groh	March 25, 2000	President

FOR DEPARTMENTAL USE ONLY	Paid
Corporation No.

373610-5	Mar 30 2000

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les societes par actions

Xplore Technologies Corp.		373610-5
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les société par action, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

September 21, 2000 / le 21 septembre 2000
Director - Directeur		Date of Amendment –Date de modification

Industry Canada	Industrie Canada
		FORM 4	FORMULAIRE 4
Canada Business	Loi canadienne sur	ARTICLES OF	CLAUSES
Corporations Act	les sociétés par actions	AMENDMENT	MODIFICATRICES
		(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1. Name of corporation-Dénomination de la société		2. Corporation number-N’ de la société

Xplore Technologies Corp.		373610-5

3. The articles of the above-named corporation are amended as follows:		Les statuts de la société mentoinnee ci-dessus sont modifiés de la facon suivante:

1.               to change every four issued and outstanding Common Shares into one Common Shares; and

2.               to provide that where the consolidation would otherwise result in a holder of Common Shares being entitled to receive a fractional Common Share, no such fractional share will be issued, and the fractional Common Share will be disregarded and cancelled without any repayment of capital or other compensation.

Date	Signature	Title - Titre

September 13, 2000		FOR DEPARTMENT USE ONLY – ALUSAGE DU MINISTÒRE SEULEMENT FILED - DEPOSÉE

SEP. 21, 2000

Industry Canada		Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les sociétés par actions

Xplore Technologies Corp.		373510-5
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les société par action, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

January 17, 2005 / le 17 janvier 2005
Director - Directeur		Date of Amendment –Date de modification

Industry Canada	Industrie Canada	ELECTRONIC	RAPPORT DE LA
		TRANSACTION	TRANSACTION
		REPORT	ELECTRONIQUE

Canada Business	Loi canadienne sur	ARTICLES OF	CLAUSES
Corporations Act	les sociétés par actions	AMENDMENT	MODIFICATRICES
		(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type – Made de transitement:		E-Commerce/Commerce-E
[1] Name of Corporation-Dénomination de la société		[2] Corporation number-N’ de la société

Xplore Technologies Corp.		373610-5

[3] The articles of the above-named corporation are amended as follows: Le statuts de la société ci-dessus sont modifié de la facon suivante:

to provide that meetings of the shareholders of the Corporation may be held at such places in Canada or in the United States of America as the directors of the Corporation may from time to time determine.

Date:	Name-Nom:	Signature	Capacity of — en qualité

2005-01-17	Michael J. Rapisand		Authorized Officer

Industry Canada		Industrie Canada

Certificate		Certificat
of Amendment		de modification

Canada Business		Loi canadienne sur
Corporations Act		les sociétés par actions

Xplore Technologies Corp.		373610-5
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les société par action, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw	May 29, 2006 / le 29 mai 2006
Director - Directeur	Date of Amendment –Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4

		ARTICLES OF	CLAUSES
Canada Business	Loi canadienne sur	AMENDMENT	MODIFICATRICES
Corporations Act	les sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

[1] Name of Corporation-Dénomination de la société		[2] Corporation number-Numéro de la société

Xplore Technologies Corp.		373610-5

[3] The articles of the above-named corporation are amended as follows:		Le status de la société ci-dessus sont modifié de la facon suivante:

To create:

a)             an unlimited number of Preferred Shares issuable in series having the rights, privileges, restrictions and conditions set forth in Part A of the attached Schedule 1; and

b)            the first series of Preferred Shares consisting of an unlimited number of shares designated as “Series A Preferred Shares” and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, having the designations, rights, privileges, restrictions and conditions set forth in Part B of the attached Schedule 1.

Signature	Name-Nom:	Capacity of — en qualité	Tel. No. - No. de tél.
	Michael J. Rapisand	CFO	(512) 336-7797

SCHEDULE 1

TO THE

ARTICLES OF AMENDMENT

OF XPLORE TECHNOLOGIES CORP.

A.                                    PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

1.                                       Issuance.

Preferred Shares may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such rights, privileges, restrictions and conditions with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided.

2.                                       Preferred Shares.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Shares in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Canada Business Corporations Act. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Shares then outstanding, the resolutions providing for issuance of any series of Preferred Shares may provide that such series shall be superior or rank equally or be junior to the Preferred Shares of any other series to the extent permitted by law.

B.                                    SERIES A PREFERRED SHARES

The first series of Preferred Shares (i) consists of an unlimited number of shares, (ii) shall be designated as “Series A Preferred Shares” and (iii) in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, will have the following designations, rights, privileges, restrictions and conditions:

1.                                       Dividends.

(a)                                  From and after the date of the issuance of any Series A Preferred Shares, dividends at the rate per annum of 5% of the Series A Original Issue Price (as hereinafter defined) per share shall accrue on such Series A Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as provided herein, the Corporation shall be under no obligation to pay such Accruing

Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of shares in the capital of the Corporation unless the holders of the Series A Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Series A Preferred Share in an amount at least equal to the greater of  (i) the amount of the aggregate Accruing Dividends then accrued on such Series A Preferred Share and not previously paid and (ii) (A) in the case of a dividend on common shares of the Corporation (“Common Shares”) or any class or series that is convertible into Common Shares, that dividend per Series A Preferred Share as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Shares and (2) the number of Common Shares issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Shares, at a rate per Series A Preferred Share determined by (1) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series of shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided, that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares of the Corporation, the dividend payable to the holders of Series A Preferred Shares pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of shares that would result in the highest Series A Preferred Shares dividend. The “Series A Original Issue Price” shall mean US$0.34 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Shares.

(b)                                 Any Accruing Dividends payable to a holder of a Series A Preferred Shares in accordance with the terms hereof may, at the election of such holder and subject to applicable law and the approval of the Toronto Stock Exchange (the “TSX”), be paid in that number of Series A Preferred Shares as is determined by dividing (a) the aggregate amount of the Accruing Dividends by (b) the volume weighted average trading price of the Common Shares on the TSX over the 10 trading days ending on the third trading day immediately preceding the dividend payment date less the maximum discount permitted by the TSX at that time. In order to be effective, any such election to receive all or any portion of Accrued Dividends in Common Shares shall be made in writing and received by the Corporation to the extent practicable not less than 30 days prior to the dividend payment date.

2.                                       Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)                                  Payments to Holders of Series A Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders (on a pari passu basis with the holders of any series of Preferred Shares ranking on liquidation on a parity with the Series A Preferred Shares), and before any payment shall be made to the holders of Common Shares or any other

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class or series of shares ranking on liquidation junior to the Series A Preferred Shares by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, and (ii) such amount per share as would have been payable had each such share been converted into Common Shares pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series A Preferred Shares and any series of Preferred Shares ranking on liquidation on a parity with the Series A Preferred Shares the full amount to which they shall be entitled under this Section 2(a), the holders of Series A Preferred Shares and any series of Preferred Shares ranking on liquidation on a parity with the Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)                                 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Shares pursuant hereto the holders of Series A Preferred Shares will not be entitled to share in any of the remaining assets of the Corporation available for distribution.

(c)                                  Deemed Liquidation Events.

(i)                                     Each of the following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”), unless the holders of a majority constituting at least 50% of the outstanding Series A Preferred Shares elect otherwise by written notice given to the Corporation at least five days prior to the effective date of any such event:

(A)                              a merger, amalgamation, statutory arrangement or consolidation in which

(I)                                    the Corporation is a constituent party, or

(II)                                a subsidiary of the Corporation is a constituent party and the Corporation issues shares pursuant to such merger, amalgamation, statutory arrangement or consolidation, except any such merger, amalgamation, statutory arrangement or consolidation involving the Corporation or a subsidiary in which the shares in the capital of the Corporation outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation continue to represent, or are converted into or exchanged for shares which represent, immediately following such merger, amalgamation, statutory arrangement or consolidation at least a majority constituting at least 50%, by voting power (determined on a fully diluted basis assuming the exercise, conversion or exchange of all exercisable, convertible or exchangeable

3

securities, respectively), of the shares in the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, amalgamation, statutory arrangement or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2(c)(i), all Common Shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation shall be deemed to be outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation and, if applicable, converted or exchanged in such merger, amalgamation, statutory arrangement or consolidation on the same terms as the actual outstanding Common Shares are converted or exchanged); or

(B)                                the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(ii)                                  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2(c)(i)(A)(I) above unless the agreement or plan of merger, arrangement or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of shares in the capital of the Corporation in accordance with Subsections 2(a) and 2(b) above.

(iii)                               In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A)(II) or (B) above, if the Corporation does not effect a dissolution of the Corporation under the Canada Business Corporations Act within 90 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series A Preferred Shares no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such Series A Preferred Shares, and (B) if the holders of at least a majority constituting at least 50% of the then outstanding Series A Preferred Shares so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”), to the extent legally available therefore, on the 150th day after such Deemed Liquidation Event to redeem all outstanding Series A Preferred Shares at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding Series A Preferred Shares and any other

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series of Preferred Shares ranking on redemption on parity with the Series A Preferred Shares that is required to then be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem a pro rata portion of each holder’s Series A Preferred Shares based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business, as approved in good faith by the Board of Directors of the Corporation, including the Series A Directors (as hereinafter defined).

(iv)                              The amount deemed paid or distributed to the holders of Series A Preferred Shares upon any such merger, amalgamation, statutory arrangement consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation in accordance with the following guidelines:

(A)                              For securities not subject to investment letters or other similar restrictions on free marketability,

(I)                                    if traded on the TSX, the New York Stock Exchange, a national securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three trading days prior to the closing of such transaction;

(II)                                if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three trading days prior to the closing of such transaction; or

(III)                            if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(B)                                The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an insider as defined in the Securities Act (Ontario) or as a holder of securities sufficient to constitute a distribution within the meaning of clause(c) of the definition of “distribution” in Section 1 of the Securities Act (Ontario)) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation)

5

from the market value as determined pursuant to clause (A) above so as to reflect the approximate fair market value thereof.

3.                                       Voting.

(a)                                  General. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding Series A Preferred Shares shall be entitled to cast the number of votes equal to the number of whole Common Shares into which the Series A Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3(b) or 3(c) below, holders of Series A Preferred Shares shall vote together with the holders of Common Shares, and with the holders of any other series of Preferred Shares entitled to vote at such meeting, as a single class.

(b)                                 Election of Directors. The holders of record of a majority constituting at least 50% of the Series A Preferred Shares, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the Series A Preferred Shares given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of holders constituting at least 50% of the Series A Preferred Shares then outstanding. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority constituting at least 50% of the then outstanding Series A Preferred Shares shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of Series A Preferred Shares shall be filled only by written consent or affirmative vote of the holders of at least a majority constituting at least 50% of the then outstanding Series A Preferred Shares or appointed by any remaining director elected by the holders of Series A Preferred Shares pursuant to this Subsection 3(b). The rights of the holders of the Series A Preferred Shares to elect the Series A Directors shall permanently terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than ten percent (10%) of the Series A Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) that were outstanding on the Series A Original Issue Date.

(c)                                  Protective Provisions. At any time when at least ten percent (10%) of the Series A Preferred Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) that were outstanding on the Series A Original Issue Date are issued and outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority constituting at least 50% of the then outstanding Series A Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

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(i)                                     liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(ii)                                  amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares;

(iii)                               create, or authorize the creation of, or issue any additional class or series of shares unless the same ranks junior to the Series A Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, or increase the authorized number of Series A Preferred Shares;

(iv)                              purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares in the capital of the Corporation other than dividends or distributions on the Series A Preferred Shares as expressly authorized herein;

(v)                                 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors, including the approval of the Series A Directors;

(vi)                              increase or decrease the authorized number of directors constituting the Board of Directors; or

(vii)                           terminate the employment of the Corporation’s then current Chief Executive Officer, President or Chief Financial Officer or hire or appoint anyone to any such offices or their respective equivalents.

4.                                       Optional Conversion. The holders of the Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)                                  Right to Convert. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Shares equal to the sum of (i) the number determined by dividing the applicable Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion and (ii) subject to applicable law and the approval of the TSX, the number determined by dividing the Accruing Dividends by the volume weighted average trading price of the Common Shares on the TSX over the 10 trading days ending on the third trading day immediately preceding the conversion date less the maximum discount permitted by the TSX at that time. The “Series A Conversion Price” shall initially be equal to the Series A Original Issue Price. Such initial Series A Conversion Price and the rate at which Series A Preferred Shares may be converted into Common Shares shall be subject to adjustment as provided below.

(b)                                 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion

7

Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Shares.

(c)                                  Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(d)                                 Mechanics of Conversion.

(i)                                     In order for a holder of Series A Preferred Shares to voluntarily convert the Series A Preferred Shares into Common Shares, such holder shall surrender the certificate or certificates for such Series A Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Series A Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Common Shares to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series A Preferred Shares, or to his, her or its nominees, a certificate or certificates for the full number of Common Shares issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the Series A Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and cash as provided in Subsection 4(c) in lieu of any fraction of a Common Share otherwise issuable upon such conversion.

(ii)                                  The Corporation shall at all times when the Series A Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion

8

of all outstanding Series A Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

(iii)                               All Series A Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any Series A Preferred Shares so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for shareholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

(iv)                              Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion.

(v)                                 The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of the Series A Preferred Shares pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(e)                                  Adjustments to Series A Conversion Price for Diluting Issues.

(i)                                     Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(A)                              “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(B)                                “Series A Original Issue Date” shall mean the date on which the first Series A Preferred Shares were issued.

(C)                                “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

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(D)                               “Additional Common Shares” shall mean all Common Shares issued (or, pursuant to Subsection 4(e)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than the following (“Exempted Securities”):

(I)                                    Common Shares, Options or Convertible Securities issued or deemed issued as a dividend or distribution on the Series A Preferred Shares;

(II)                                Common Shares, Options or Convertible Securities issued or issuable by reason of a dividend, stock split, split-up or other distribution on Common Shares that is covered by Subsection 4(f), 4(g), 4(h) and 4(i) below;

(III)                            Common Shares, Options or Convertible Securities issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement either in effect as of the Original Series A Issue Date or approved by the Board of Directors of the Corporation, including the Series A Directors; or

(IV)                            Common Shares or Convertible Securities actually issued upon the exercise of Options, or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(ii)                                  No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Common Shares if the Corporation receives written notice from the holders of at least a majority constituting at least 50% of the then outstanding Series A Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Shares.

(iii)                               Deemed Issue of Additional Common Shares.

(A)                              If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exerciseability, convertibility or exchangeability, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case

10

of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                                If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no re-adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, and (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)                                If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(e)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(e)(v) hereof) of the Additional Common Shares subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Shares subject thereto (determined in the manner provided in Subsection 4(e)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted

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(either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security, or portion thereof, never been issued.

(E)                                 If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 4(e)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Subsection 4(e)(iii)). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 4(e)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)                              Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Subsection 4(e)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = (CP1 * (A + B)) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(A)                              “CP2” shall mean the Series A Conversion Price in effect immediately after such issue of Additional Common Shares;

(B)                                “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Common Shares;

(C)                                “A” shall mean the number of Common Shares outstanding and deemed outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise of Options outstanding immediately prior to such issuance or upon conversion or exchange of Convertible;

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Securities (including the Series A Preferred Shares) outstanding (assuming exercise of any outstanding Option therefore) immediately prior to such issue);

(D)                               “B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E)                                 “C” shall mean the number of such Additional Common Shares issued in such transaction.

(v)                                 Determination of Consideration. For purposes of this Subsection 4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Shares shall be computed as follows:

(A)                              Cash and Property:  Such consideration shall:

(I)                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)                                insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(III)                            in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Corporation.

(B)                                Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Subsection 4(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I)                                    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of

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such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)                                the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi)                              Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Common Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 4(e)(iv) above then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

(f)                                    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Shares, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding Common Shares, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g)                                 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall

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have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1)                                  the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                  the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) that no such adjustment shall be made if the holders of Series A Preferred Shares simultaneously receive a dividend or other distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

(h)                                 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

(i)                                     Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger involving the Corporation in which the Common Shares (but not the Series A Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (f), (g) or (h) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger, each Series A Preferred Share shall thereafter be convertible (in lieu of the Common Shares into which it was convertible prior to such event) into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Corporation issuable upon conversion of one Series A Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as

15

determined in good faith by the Board of Directors of the Corporation, including the Series A Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.

(j)                                     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) trading days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Shares is convertible) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Shares.

(k)                                  Notice of Record Date. In the event:

(i)                                     the Corporation shall take a record of the holders of its Common Shares (or other shares or securities at the time issuable upon conversion of the Series A Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(ii)                                  of any capital reorganization of the Corporation, any reclassification of the Common Shares of the Corporation, or any Deemed Liquidation Event; or

(iii)                               of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Shares a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time issuable upon the conversion of the Series A Preferred Shares) shall be entitled to exchange their Common Shares (or such other shares or securities) for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Shares and the

16

Common Shares. Such notice shall be sent at least five (5) days prior to the record date or effective date for the event specified in such notice.

5.                                       Mandatory Conversion.

(a)                                  Trigger Events. Upon the earlier of:  (i) the closing of the sale of Common Shares to the public at a price of not less than US$0.85 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to a prospectus or an effective registration statement resulting in at least US$20,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation, and (ii) a date specified by vote or written consent, of the holders of a majority constituting at least 50% of the Series A Preferred Shares outstanding (the earlier of (i) and (ii) above being the “Mandatory Conversion Date”), each Series A Preferred Share shall automatically be converted into such number of fully paid and nonassessable Common Shares equal to the sum of (A) the number determined by dividing the Series A Original Issue Price by the Series A Conversion Price then in effect on the Mandatory Conversion Date, and (B) subject to applicable law and the approval of the TSX, the number determined by dividing the Accruing Dividends by the volume weighted average trading price of the Common Shares on the TSX over the 10 trading days ending on the third trading day immediately preceding the conversion date less the maximum discount permitted by the TSX at that time, and such shares may not be reissued by the Corporation.

(b)                                 Procedural Requirements. All holders of record of Series A Preferred Shares shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such Series A Preferred Shares pursuant to this Section 5. Upon receipt of such notice, each holder of Series A Preferred Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding Series A Preferred Shares shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Shares so converted, including, without limitation, the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefore, to receive certificates for the number of Common Shares into which such Series A Preferred Shares has been converted, and, if applicable, payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares, the Corporation shall issue and deliver to such holder, or on his, her or its nominees, a certificate or

17

certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(c) in respect of any fraction of a share of Common Shares otherwise issuable upon such conversion.

(c)                                  Effect of Mandatory Conversion. All Series A Preferred Shares shall, from and after the Mandatory Conversion Date, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate on the Mandatory Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Series A Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

6.                                       Redeemed or Otherwise Acquired Shares. Any Series A Preferred Shares which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Shares following redemption.

7.                                       Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Shares set forth herein may be waived on behalf of all holders of Series A Preferred Shares by the affirmative written consent or vote of the holders of a majority constituting at least 50% of the Series A Preferred Shares then outstanding.

8.                                       Notices. Any notice required or permitted by the provisions hereto to be given to a holder of Series A Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation and shall be deemed sent upon such mailing.

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Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Xplore Technologies Corp.		373610-5
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les société par action, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw	August 4, 2006 / le 4 août 2006
Director - Directeur	Date of Amendment –Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4

		ARTICLES OF	CLAUSES
Canada Business	Loi canadienne sur	AMENDMENT	MODIFICATRICES
Corporations Act	les sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

[1] Name of Corporation-Dénomination de la société	[2] Corporation number-Numéro de la société

Xplore Technologies Corp.	373610-5

[3] The articles of the above-named corporation are amended as follows:	Le status de la société ci-dessus sont modifié de la facon suivante:

To create the second series of Preferred Shares consisting of an unlimited number of shares designated as “Series B Preferred Shares” and, in addition to the rights, privileges and conditions attaching to the Preferred Shares as a class, having the designations, rights, privileges, restrictions and conditions set forth in the attached Schedule 1.

Signature	Name-Nom:	Capacity of – en qualité	Tel. No. – no. de tél.
	Michael J. Rapisand	CFO	(512) 336-7797

SCHEDULE 1

TO THE

ARTICLES OF AMENDMENT

OF XPLORE TECHNOLOGIES CORP.

C.                                    SERIES B PREFERRED SHARES

The second series of Preferred Shares (i) consists of an unlimited number of shares, (ii) shall be designated as “Series B Preferred Shares” and (iii) in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, will have the following designations, rights, privileges, restrictions and conditions:

1.                                       Dividends.

(a)                                  From and after the date of the issuance of any Series B Preferred Shares, dividends at the rate per annum of 5% of the Series B Original Issue Price (as hereinafter defined) per share shall accrue on such Series B Preferred Shares (the “Series B Dividends”). Series B Dividends shall accrue, whether or not declared, and shall be cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of shares in the capital of the Corporation, other than the Corporation’s Series A Preferred Shares and any other series of Preferred Shares entitled to receive dividends in priority to or concurrently with the holders of the Series B Preferred Shares, unless the holders of the Series B Preferred Shares then outstanding shall first receive, or simultaneously receive, the Series B Dividends. The “Series B Original Issue Price” shall mean US$0.34 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Shares.

(b)                                 The Series B Dividends shall be paid quarterly on the first day Business Day (as defined below) of March, June, September, and December of each year (each a “Dividend Payment Date”), commencing on the first Business Day next succeeding the Initial Dividend Period (as defined below). Subject to the Canadian Business Corporations Act and the approval of the Toronto Stock Exchange (the “TSX”) or such other Canadian or United States securities exchange or quotation system which on the date of determination constitutes the principal securities market for the Common Shares (the “Principal Securities Market”), the Series B Dividends shall be paid in that number of Common Shares as is determined by dividing (i) the aggregate amount of the Series B Dividends then payable by (ii) the U.S. dollar equivalent (as determined based on the noon rate of exchange posted by the Bank of Canada on the third trading day immediately preceding the Dividend Payment Date) of the volume weighted average trading price of the Common Shares on the Principal Securities Market over the 10 trading days ending on the third trading day immediately preceding the Dividend Payment Date less the maximum discount permitted by the TSX at that time. Notwithstanding anything contained herein to the contrary, in the event of a Liquidation (as defined in Section 2(a) below), all accrued but unpaid Series B Dividends shall be paid in cash. If any Series B Dividend is not paid on a Dividend Payment Date, then the amount of such unpaid dividend shall continue to accrue from the applicable Dividend Payment Date until paid.

(c)                                  For greater certainty, the amount of Series B Dividends payable for each full Dividend Period (as defined below) for the Series B Preferred Shares shall be 1.25% of the Series B Original Issue Price. For greater certainty, the amount of Series B Dividends payable for (i) the Initial Dividend Period shall be equal to 1.25% of the Series B Original Issue Price multiplied by the quotient obtained by dividing the number of days in the period for which the Series B Preferred Shares were outstanding by 90, and (ii) any other period shorter than a full Dividend Period shall be equal to 1.25% of the Series B Original Issue Price multiplied by the quotient obtained by dividing the number of days elapsed by 90.

(d)                                 Fractional Common Shares will not be issued upon payment of any Series B Dividends and any amount of fractional Common Shares otherwise issuable upon payment of any Series B Dividends shall, in the sole discretion of the Board of Directors, either be paid in cash or continue to accrue until the next Dividend Payment Date.

(e)                                  Series B Dividends to be paid on a Dividend Payment Date shall be paid to the holders of record of the Series B Preferred Shares as they appear on the share register of the Corporation at the close of business fifteen (15) days preceding the applicable Dividend Payment Date. Holders of Series B Preferred Shares shall be entitled to receive dividends in preference to and in priority over dividends upon the Common Shares and any other series or class of the Corporation’s share capital that ranks junior as to dividends to the Series B Preferred Shares, and shall be on parity as to dividends with any series or class of the Corporation’s share capital that does not rank senior or junior as to dividends with the Series B Preferred Shares. The Series B Preferred Shares shall rank on parity with the Series A Preferred Shares with respect to dividends. The holders of Series B Preferred Shares shall not be entitled to dividends in excess of full cumulative dividends as herein provided.

(f)                                    The term “Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. The term “Dividend Period” shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Initial Dividend Period). The term “Initial Dividend Period” shall mean the period commencing on the Series B Original Issue Date and ending on (and including) August 31, 2006.

2.                                       Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)                                  Payments to Holders of Series B Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the holders of Series B Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders (on a pari passu basis with the holders of the Series A Preferred Shares and any other series of Preferred Shares ranking on liquidation on a parity with the Series B Preferred Shares), and before any payment shall be made to the holders of Common Shares or any other class or series of shares ranking on liquidation junior to the Series B  Preferred Shares by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Series B  Original Issue

Price, plus any Series B Dividends accrued but unpaid thereon, which dividends shall be paid in cash (and not in Common Shares), and (ii) such amount per share as would have been payable had each such share been converted into Common Shares pursuant to Section 4 immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Shares and Series B Preferred Shares and any other series of Preferred Shares ranking on liquidation on a parity with the Series B Preferred Shares the full amount to which they shall be entitled under this Section 2(a), the holders of the Series A Preferred Shares and Series B Preferred Shares and any other series of Preferred Shares ranking on liquidation on a parity with the Series B Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series B Preferred Shares shall rank on parity with the Series A Preferred Shares with respect to a Liquidation or a Deemed Liquidation Event (as defined below).

(b)                                 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Series B Preferred Shares pursuant hereto and holders of the Series A Preferred Shares and any other series of Preferred Shares ranking on liquidation on parity with or priority to the Series B Preferred Shares, the holders of Series B Preferred Shares will not be entitled to share in any of the remaining assets of the Corporation available for distribution.

(c)                                  Deemed Liquidation Events.

(i)                                     Each of the following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a “Deemed Liquidation Event”), unless the holders of a majority constituting at least 50% of the then outstanding Series B Preferred Shares elect otherwise by written notice given to the Corporation at least five days prior to the effective date of any such event:

(A)                              a merger, amalgamation, statutory arrangement or consolidation in which

(I)                                    the Corporation is a constituent party, or

(II)                                a subsidiary of the Corporation is a constituent party and the Corporation issues shares pursuant to such merger, amalgamation, statutory arrangement or consolidation, except any such merger, amalgamation, statutory arrangement or consolidation involving the Corporation or a subsidiary in which the shares in the capital of the Corporation outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation continue to represent, or are converted into or exchanged for shares which represent, immediately following such merger, amalgamation, statutory arrangement or consolidation at least a majority constituting at least 50%, by voting power (determined on a fully diluted basis assuming the exercise, conversion or exchange of all exercisable, convertible or exchangeable securities, respectively), of the shares in the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, amalgamation, statutory arrangement or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2(c)(i), all Common Shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation shall be deemed to be outstanding immediately prior to such merger, amalgamation, statutory arrangement or consolidation and, if applicable, converted or exchanged in such merger, amalgamation, statutory arrangement or consolidation on the same terms as the actual outstanding Common Shares are converted or exchanged); or

(B)                                the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(ii)                                  The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2(c)(i)(A)(I) above unless the agreement or plan of merger, arrangement or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of shares in the capital of the Corporation in accordance with Subsections 2(a) and 2(b) above.

(iii)                               In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A)(II) or (B) above, if the Corporation does not effect a dissolution of the Corporation under the Canada Business Corporations Act within 90 days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series B Preferred Shares no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such Series B Preferred Shares, and (B) if the holders of at least a majority constituting at least 50% of the then outstanding Series B Preferred Shares so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”), to the extent legally available therefore, on the 150th day after such Deemed Liquidation Event to redeem all outstanding Series B Preferred Shares at a price per share equal to the Series B Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding Series B Preferred Shares and any other series of Preferred Shares (including the Series A Preferred Shares) ranking on redemption on parity with the Series B Preferred Shares that is required to then be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall redeem the pro rata portion of each holder’s Series B Preferred Shares and any other series of Preferred Shares (including the Series A Preferred Shares) ranking on redemption on parity with the Series B Preferred Shares on a pari passu basis based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business, as approved in good faith by the Board of Directors of the Corporation.

(iv)                              The amount deemed paid or distributed to the holders of Series B Preferred Shares upon any such merger, amalgamation, statutory arrangement consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation in accordance with the following guidelines:

(A)                              For securities not subject to investment letters or other similar restrictions on free marketability,

(I)                                    if traded on the TSX, the New York Stock Exchange, a national securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three trading days prior to the closing of such transaction;

(II)                                if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three trading days prior to the closing of such transaction; or

(III)                            if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(B)                                The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an insider as defined in the Securities Act (Ontario) or as a holder of securities sufficient to constitute a distribution within the meaning of clause(c) of the definition of “distribution” in Section 1 of the Securities Act (Ontario)) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation) from the market value as determined pursuant to clause (A) above so as to reflect the approximate fair market value thereof.

3.                                       Voting.

(a)                                  General. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding Series B Preferred Shares shall be entitled to cast the number of votes equal to the number of whole Common Shares into which the Series B Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the provisions of Subsection 3(b) below, holders of Series B Preferred Shares shall vote together with the holders of Common Shares, and with the holders of any other series of Preferred Shares entitled to vote at such meeting, as a single class.

(b)                                 Protective Provisions. At any time when at least ten percent (10%) of the Series B Preferred Shares (subject to appropriate adjustment in the event of any stock dividend paid to all holders of Common Shares, stock split, combination, subdivision or other similar recapitalization affecting such shares) that were outstanding on the Series B Original Issue Date are issued and outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority constituting at least 50% of the then outstanding Series B  Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)                                     amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B  Preferred Shares;

(ii)                                  create, or authorize the creation of, or issue any additional class or series of shares unless the same ranks junior to the Series B  Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, or increase the authorized number of Series B  Preferred Shares; or

(iii)                               purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares in the capital of the Corporation other than dividends or distributions on the Series A Preferred Shares and the Series B Preferred Shares as expressly authorized herein.

4.                                       Optional Conversion. The holders of the Series B Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)                                  Right to Convert. Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable Common Shares calculated by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. Subject to the Canadian Business Corporations Act and the approval of the TSX, the Series B Preferred Shares that are converted into Common Shares pursuant to this Section 4 shall be entitled to receive any accrued but unpaid Series B Dividends thereon through the Conversion Time, calculated in accordance with Section 1 and payable to the holders of such Series B Preferred Shares in accordance with Section 4(d) concurrently with the issuance and delivery of certificates representing Common Shares issuable upon such conversion. The “Series B Conversion Price” shall initially be equal to the Series B Original Issue Price. Such initial Series B Conversion Price and the rate at which Series B Preferred Shares may be converted into Common Shares shall be subject to adjustment as provided below.

(b)                                 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Series B Preferred Shares.

(c)                                  Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Series B Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series B Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(d)                                 Mechanics of Conversion.

(i)                                     In order for a holder of Series B Preferred Shares to voluntarily convert the Series B Preferred Shares into Common Shares, such holder shall surrender the certificate or certificates for such Series B Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Series B Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for Common Shares to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series B Preferred Shares, or to his, her or its nominees, a certificate or certificates for the full number of Common Shares issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the Series B Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and cash as provided in Subsection 4(c) in lieu of any fraction of a Common Share otherwise issuable upon such conversion.

(ii)                                  The Corporation shall at all times when the Series B Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series B Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

(iii)                               All Series B Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any Series B Preferred Shares so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for shareholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of Series B Preferred Shares accordingly.

(iv)                              Upon any such conversion, no adjustment to the Series B Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion.

(v)                                 The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of the Series B Preferred Shares pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the Series B Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(e)                                  Adjustments to Series B Conversion Price for Diluting Issues.

(i)                                     Special Definitions. For purposes of this Section 4, the following definitions shall apply:

(A)                              “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(B)                                “Series B Original Issue Date” shall mean the date on which the first Series B Preferred Shares were issued.

(C)                                “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(D)                               “Additional Common Shares” shall mean all Common Shares issued (or, pursuant to Subsection 4(e)(iii) below, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than the following (“Exempted Securities”):

(I)                                    Common Shares, Options or Convertible Securities issued or deemed issued as a dividend or distribution on the Series A or Series B Preferred Shares;

(II)                                Common Shares, Options or Convertible Securities issued or issuable by reason of a dividend, stock split, split-up or other distribution on Common Shares that is covered by Subsection 4(f), 4(g), 4(h) and 4(i) below;

(III)                            Common Shares, Options or Convertible Securities issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement either in effect as of the Original Series B Issue Date or approved by the Board of Directors of the Corporation, including those directors appointed by the holders of Series A Preferred Shares; or

(IV)                            Common Shares or Convertible Securities actually issued upon the exercise of Options, or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(ii)                                  No Adjustment of Conversion Price. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Common Shares if the Corporation receives written notice from the holders of at least a majority constituting at least 50% of the then outstanding Series B Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Shares.

(iii)                               Deemed Issue of Additional Common Shares.

(A)                              If the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exerciseability, convertibility or exchangeability, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                                If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series B Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series B Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no re-adjustment pursuant to this clause (B) shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, and (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)                                If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4(e)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(e)(v) hereof) of the Additional Common Shares subject thereto was equal to or greater than the Series B Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B  Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Shares subject thereto (determined in the manner provided in Subsection 4(e)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4(e)(iv) below, the Series B Conversion Price shall be readjusted to such Series B Conversion Price as would have obtained had such Option or Convertible Security, or portion thereof, never been issued.

(E)                                 If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series B Conversion Price provided for in this Subsection 4(e)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Subsection 4(e)(iii)). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at the time such Option or Convertible Security is issued or amended, any adjustment to the Series B Conversion Price that would result under the terms of this Subsection 4(e)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series B Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv)                              Adjustment of Conversion Price Upon Issuance of Additional Common Shares. In the event the Corporation shall at any time after the Series B Original Issue Date issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Subsection 4(e)(iii)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = (CP1 * (A + B)) ÷ (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

(A)                              “CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Common Shares;

(B)                                “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Common Shares;

(C)                                “A” shall mean the number of Common Shares outstanding and deemed outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise of Options outstanding immediately prior to such issuance or upon conversion or exchange of Convertible Securities (including the Series B Preferred Shares) outstanding (assuming exercise of any outstanding Option therefore) immediately prior to such issue);

(D)                               “B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(E)                                 “C” shall mean the number of such Additional Common Shares issued in such transaction;

provided, however, that in no event shall the Series B Conversion Price be adjusted to an amount less than US$0.255.

(v)                                 Determination of Consideration. For purposes of this Subsection 4(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Shares shall be computed as follows:

(A)                              Cash and Property:  Such consideration shall:

(I)                                    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)                                insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(III)                            in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Corporation.

(B)                                Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Subsection 4(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I)                                    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)                                the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(vi)                              Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Common Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series B Conversion Price pursuant to the terms of Subsection 4(e)(iv) above then, upon the final such issuance, the Series B Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).

(f)                                    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Shares, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding Common Shares, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g)                                 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Series B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:

(1)                                  the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                  the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) that no such adjustment shall be made if the holders of Series B Preferred Shares simultaneously receive a dividend or other distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Series B Preferred Shares had been converted into Common Shares on the date of such event.

(h)                                 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series B Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series B Preferred Shares had been converted into Common Shares on the date of such event.

(i)                                     Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger involving the Corporation in which the Common Shares (but not the Series B Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections (f), (g) or (h) of this Section 4), then, following any such reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger, each Series B Preferred Share shall thereafter be convertible (in lieu of the Common Shares into which it was convertible prior to such event) into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Corporation issuable upon conversion of one Series B  Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation, amalgamation, statutory arrangement or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series B  Preferred Shares, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Shares.

(j)                                     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) trading days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Shares is convertible) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Shares.

(k)                                  Notice of Record Date. In the event:

(i)                                     the Corporation shall take a record of the holders of its Common Shares (or other shares or securities at the time issuable upon conversion of the Series B Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(ii)                                  of any capital reorganization of the Corporation, any reclassification of the Common Shares of the Corporation, or any Deemed Liquidation Event; or

(iii)                               of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Shares a notice specifying, as the case may be, (A) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (B) the effective date on which such reorganization, reclassification, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time issuable upon the conversion of the Series B Preferred Shares) shall be entitled to exchange their Common Shares (or such other shares or securities) for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Shares and the Common Shares. Such notice shall be sent at least five (5) days prior to the record date or effective date for the event specified in such notice.

5.                                       Mandatory Conversion.

(a)                                  Trigger Events. Upon the earlier of:  (i) the closing of the sale of Common Shares to the public at a price of not less than US$0.85 per share (subject to appropriate adjustment for stock splits, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to a prospectus or an effective registration statement resulting in at least US$20,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation, (ii) the conversion of 100% of the Corporation’s outstanding Series A Preferred Shares, and (iii) a date specified by vote or written consent, of the holders of a majority constituting at least 50% of the Series B Preferred Shares then outstanding (the earlier of (i), (ii) and (iii) above being the “Mandatory Conversion Date”), each Series B Preferred Share then outstanding shall automatically be converted into such number of fully paid and nonassessable Common Shares calculated by dividing the Series B Original Issue Price by the Series B Conversion Price then in effect on the Mandatory Conversion Date, and such shares may not be reissued by the Corporation. Subject to the Canadian Business Corporations Act and the approval of the TSX, the Series B Preferred Shares that are converted into Common Shares pursuant to this Section 5 shall be entitled to receive any accrued but unpaid Series B Dividends through the Mandatory Conversion Date, calculated in accordance with Section 1; and payable to the holders of such Series B Preferred Shares in accordance with Section 5(b) concurrently with the issuance and delivery of certificates representing Common Shares issuable upon such conversion.

(b)                                 Procedural Requirements. All holders of record of Series B Preferred Shares shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such Series B Preferred Shares pursuant to this Section 5. Upon receipt of such notice, each holder of Series B Preferred Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding Series B Preferred Shares shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Preferred Shares so converted, including, without limitation, the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefore, to receive certificates for the number of Common Shares into which such Series B Preferred Shares has been converted, and, if applicable, payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Shares, the Corporation shall issue and deliver to such holder, or on his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(c) in respect of any fraction of a share of Common Shares otherwise issuable upon such conversion.

(c)                                  Effect of Mandatory Conversion. All Series B Preferred Shares shall, from and after the Mandatory Conversion Date, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate on the Mandatory Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor and to receive payment of any dividends accrued but unpaid thereon. Such converted Series B Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Series B Preferred Shares accordingly.

6.                                       Redeemed or Otherwise Acquired Shares. Any Series B Preferred Shares which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Shares following redemption.

7.                                       Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Shares set forth herein may be waived on behalf of all holders of Series B Preferred Shares by the affirmative written consent or vote of the holders of a majority constituting at least 50% of the Series B Preferred Shares then outstanding.

8.                                       Notices. Any notice required or permitted by the provisions hereto to be given to a holder of Series B Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation and shall be deemed sent upon such mailing.

9.                                       Withholding Rights. Notwithstanding anything herein inconsistent with this Section 9, the Corporation is entitled to deduct and withhold from any dividend or other amount payable to any holder of Series B Preferred Shares such amounts as the Corporation is required to deduct and withhold with respect to such payment under any provision of provincial, federal, territorial, state, local or foreign tax law. Any amounts so deducted and withheld will be treated for all purposes hereof as having been paid to the holder of the Series B Preferred Shares in respect of which such deduction and withholding was made.